Exhibit 10.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the “Amendment”) is made as of the 30th day of May, 2007, by and between BIOENVISION, INC., a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York banking corporation (the “Rights Agent”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), among the Company, Genzyme Corporation, a Massachusetts corporation (“Parent”), and Wichita Bio Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser will: (i) make a tender offer to acquire (A) all of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and (B) all of the issued and outstanding shares of Series A Convertible Participating Preferred Stock of the Company, par value $0.001 per share (“Preferred Stock”) on the terms and subject to the conditions set forth in the Merger Agreement (such tender offer, as it may be amended from time to time, is referred to in this Amendment as the “Offer”), (ii) be granted an irrevocable option to acquire certain additional shares of Common Stock directly from the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Top-Up Option”), and (iii) after acquiring shares of Common Stock and Preferred Stock pursuant to the Offer (and, if applicable, the Top-Up Option), Purchaser will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated November 17, 2004 (the “Rights Agreement”);

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1.             Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2.            Section 1 of the Rights Agreement is amended by adding the following paragraph to that section in the appropriate alphabetical order:

““Convertible Preferred Shares” shall mean shares of Series A Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.”

3.             The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended by adding the following sentence to the end of that section:

“Notwithstanding the foregoing, neither Genzyme Corporation, a Massachusetts corporation (“Parent”), nor Wichita Bio Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), either individually or collectively, shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Agreement and Plan of Merger, dated as of May 29, 2007, among Parent, Purchaser and the Company (the “Merger Agreement”) or any amendment thereto, (ii) the purchase by

Purchaser of Common Shares or Convertible Preferred Shares pursuant to (A) a tender offer to acquire all of the issued and outstanding Common Shares and Convertible Preferred Shares to be commenced by Purchaser pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such tender offer, as it may be amended from time to time, is referred to in this Agreement as the “Offer”) or (B) an irrevocable option to acquire certain additional shares of Common Stock directly from the Company, granted by the Company to Purchaser on the terms and subject to the conditions set forth in the Merger Agreement (the “Top-Up Option”), (iii) the merger of Purchaser with and into the Company pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (the “Merger”), (iv) the execution and delivery of any tender and voting agreements with certain Company stockholders (“Principal Shareholders”) or (v) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time (such actions described in this sentence, the “Permitted Events”).

3.             The definition of “Shares Acquisition Date” in Section l(p) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall be deemed not to have occurred by reason of any Permitted Event.”

4.             Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of any Permitted Event.”

5.             Section 7(a)(i) of the Rights Agreement is hereby amended to delete the phrase “(the “Final Expiration Date”)” so that it shall read as follows:

“(i) the Close of Business on November 29, 2014,”

6.             Section 7(a) is further amended by replacing the word “or” at the end of Section 7(a)(ii) with a comma and by adding the following clause immediately following the word “hereof” in Section 7(a)(iii):

“, or (iv) the moment in time immediately prior to the Effective Time (as defined in Section 1.4 of the Merger Agreement) (the earliest to occur of the events described in clauses (i) and (iv) of this section shall be referred to as the “Final Expiration Date”).”

7.             Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Notwithstanding anything else set forth in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of any Permitted Event.”

8.             The first phrase of Section 13(c) of the Rights Agreement is hereby amended to read as follows:

“The Company shall not consummate any such consolidation (other than the Merger), merger (other than the Merger), sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:  . . .”

The remaining portion of Section 13(c) shall be unchanged and shall remain in full force and effect.

9.          Section 13(d)(i) of the Rights Agreement is hereby amended to read as follows:

“(i) consolidate with (other than the Merger),”

10.          Section 13(d)(ii) of the Rights Agreement is hereby amended to read as follows:

“(ii) merge with or into (other than by the Merger),”

11.         A new Section 35 is added to read in its entirety as follows:

“Section 35.  Termination.  Notwithstanding anything herein to the contrary, immediately prior to the Effective Date, (a) this Agreement shall be terminated and be without further force or effect, (b) none of the parties to this Agreement will have any rights, obligations or liabilities hereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Shares or any other securities of the Company or of any other Person.”

12.           The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

13.          All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

14.          Nothing in this Amendment shall be construed to give to any person or corporation other than the Company, the Parent, the Purchaser, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Parent, the Purchaser, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

15.          If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.          This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

17.          This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.          The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

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IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

BIOENVISION, INC.

		By:	\s\ David P. Luci
Name: David P. Luci
Title: Executive Vice President, General Counsel and Corporate Secretary
Attest:	\s\ James Scibetta
Name: James Scibetta
Title: Chief Financial Officer
AMERICAN STOCK TRANSFER & TRUST COMPANY

		By:	\s\ Herbert J. Lemmer
Name: Herbert J. Lemmer
Attest:	\s\ Paula Caroppoli		Title: Vice President
Name: Paula Caroppoli
Title: Vice President